Exhibit 8.1

March 15, 2018

Sailfish Energy Holdings Corporation

625 East Kaliste Saloom Road

Lafayette, LA 70508

Ladies and Gentlemen:

We have acted as tax counsel to Sailfish Energy Holdings Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-4, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the issuance by the Company of up to 20,060,546 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the Transaction Agreement (as it may be amended from time to time, the “Transaction Agreement”), dated as of November 21, 2017, by and among the Company, Stone Energy Corporation, a Delaware corporation (“Stone Energy”), Sailfish Merger Sub Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Stone Energy (“Merger Sub”), Talos Energy LLC, a Delaware limited liability company, and Talos Production LLC, a Delaware limited liability company, pursuant to which, among other things, Merger Sub will merge with and into Stone Energy (the “Merger”), with Stone Energy surviving the Merger as a direct wholly owned subsidiary of the Company. In connection therewith, we have participated in the preparation of the discussion set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger” (the “Discussion”) in the Registration Statement.

In providing our opinion, we have examined the Transaction Agreement, the Registration Statement, the proxy statement/prospectus forming a part thereof, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Transaction Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party); (ii) the statements concerning the transaction and the parties thereto set forth in the Transaction Agreement are true, complete and correct, and the Registration Statement is true, complete and correct in all material respects; (iii) the factual statements and representations made by the Company and Stone Energy in the officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time; (iv) any such statements and representations made in the Officer’s Certificates “to the knowledge of” or “in the belief of” any person or similarly qualified are and will be true, complete and correct without such qualification; and (v) the parties will treat the Merger for United States federal income tax purposes in a manner consistent with the opinions set forth below.

Sailfish Energy Holdings Corporation

March 15, 2018

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we confirm to you that the Discussion constitutes our opinion as to the material United States federal income tax consequences of the Merger to U.S. holders of Stone Energy common stock.

This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. We assume no responsibility to inform the Company or Stone Energy any such change or inaccuracy that may occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Merger.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP